Exhibit 10.34

ADDENDUM TO SCHEDULE A

STATEMENT OF WORK

This Addendum to Schedule A is subject to the terms and conditions of the Master Services Agreement (the “Agreement”) between Rainmaker Systems, Inc. (“Provider”) and Dell Products L.P., (“Dell”). With the effective date of December 19, 2001, and the Original Statement of Work (“SOW”) with the effective date of January 29, 2002. To the extent that there is any conflict or inconsistency between the terms and conditions contained in this Addendum to Schedule A, and the Agreement or the SOW, the terms and conditions contained in Schedule A shall prevail. All other terms and conditions set forth in the Agreement or the SOW will apply to this Addendum to Schedule A.

Definition of Terms

• “SAPOS” means sale of service products soon after point of sale.

Term: Unless otherwise terminated, this Addendum to Schedule A shall continue for the term of Schedule A and then will be automatically renewed for additional one (1) year terms with the renewal of Schedule A. Either party may provide the other with 90 days written notice of termination of the Agreement, Original SOW or this Addendum to Schedule A.

New Sales Messaging for SAPOS Extensions

Rainmaker agrees to support the SAPOS new sales effort through targeted marketing and telesales efforts to recent purchasers of Dell products for approved business segments.

Dell may, on a case-by-case basis, inform Rainmaker of specific accounts not to engage.

Programs and Target Markets

Marketing and sales programs for SAPOS to the Target Market as described below:

BSD Programs

1.	Extension Program for Servers and Storage

Targeted to Customers who have purchased servers or storage within ninety days

Rainmaker Commission Percentage – ***%

2.	Extension Program for CLOB

Targeted to Customers who have previously purchased desktops or notebooks or workstations within ninety days.

Rainmaker Commission Percentage – ***%

3.	Upgrade Program for P.E.S – Premiere Enterprise Support

Targeted to Customers who have previously purchased servers and storage within ninety days.

Rainmaker Commission Percentage – ***%

4.	Upgrade Program for Client Gold

Targeted to Customers who have previously purchased desktops, notebooks, and workstations within ninety days.

Rainmaker Commission Percentage – ***%

PAD Program

1.	Extension Program for CLOB

Targeted to Customers who have previously purchased desktops, notebooks or workstations within ninety days.

Rainmaker Commission Percentage – ***%

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Program Commission percentage Assessment Strategy

At the end of every 3 month-period following Launch Date, Rainmaker and Dell may mutually agree to adjust program commission percentages for the programs listed above in accordance with the terms set forth in Schedule A.

Agreed and Accepted:	Agreed and Accepted:

DELL Marketing, L.P.	RAINMAKER
By ***	By /S/ Martin Hernandez
Printed Name ***	Printed Name Martin Hernandez
Title ***	Title COO/CFO
Date 8/27/03	Date 8/22/03

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.